Exhibit 99.3

BRESNAN BROADBAND HOLDINGS, LLC AND SUBSIDIARIES
(an indirect wholly-owned subsidiary of Cablevision Systems Corporation)

CONSOLIDATED FINANCIAL STATEMENTS
AS OF JUNE 30, 2013 (UNAUDITED) AND DECEMBER 31, 2012 AND
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2013 AND 2012 (UNAUDITED)

BRESNAN BROADBAND HOLDINGS, LLC AND SUBSIDIARIES
(an indirect wholly-owned subsidiary of Cablevision Systems Corporation)
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	June 30, 2013	December 31, 2012
ASSETS	(Unaudited)

Current Assets:
Cash and cash equivalents	$17,286	$31,670
Accounts receivable, trade (less allowance for doubtful accounts of $641 and $422)	9,032	9,951
Prepaid expenses and other current assets	7,064	4,535
Deferred tax asset	1,217	—
Total current assets	34,599	46,156
Property, plant and equipment, net of accumulated depreciation of $291,783 and $248,040	399,899	418,884
Other assets	299	294
Customer relationships, net of accumulated amortization of $97,759 and $81,434	113,591	129,916
Other amortizable intangibles, net of accumulated amortization of $785 and $596	1,236	1,388
Indefinite-lived cable television franchises	508,380	508,380
Indefinite-lived FCC licenses	4,232	4,232
Goodwill	167,736	167,736
Deferred financing costs, net of accumulated amortization of $9,017 and $6,764	17,518	19,771
	$1,247,490	$1,296,757

LIABILITIES AND MEMBER'S CAPITAL

Current Liabilities:
Accounts payable	$24,409	$29,952
Accrued liabilities:
Franchise costs	3,524	4,458
Interest	1,200	929
Employee related costs	5,295	4,371
Other accrued expenses	8,954	11,603
Accounts payable to affiliates, net	583	942
Deferred revenue	5,764	5,255
Credit facility debt	7,292	7,650
Total current liabilities	57,021	65,160
Other liabilities	3,879	4,408
Deferred tax liability	71,527	68,426
Credit facility debt	698,828	736,455
Senior notes	250,000	250,000
Total liabilities	1,081,255	1,124,449

Commitments and contingencies

Member's capital	166,235	172,308
	$1,247,490	$1,296,757

See accompanying notes to consolidated financial statements.

BRESNAN BROADBAND HOLDINGS, LLC AND SUBSIDIARIES
(an indirect wholly-owned subsidiary of Cablevision Systems Corporation)
CONSOLIDATED STATEMENTS OF OPERATIONS
THREE AND SIX MONTHS ENDED JUNE 30, 2013 AND 2012
(Dollars in thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenues, net	$132,041	$125,336	$262,323	$248,868
Operating expenses:
Technical and operating (excluding depreciation and amortization shown below and including charges from affiliates of $26,911, $26,615, $53,655 and $51,864)	66,190	65,765	127,369	124,423
Selling, general and administrative (including charges from affiliates of $2,925, $2,594, $5,403 and $5,022)	23,679	22,596	46,166	46,005
Depreciation and amortization	31,959	40,893	63,691	81,876
	121,828	129,254	237,226	252,304
Operating income (loss)	10,213	(3,918)	25,097	(3,436)

Other income (expense):
Interest expense	(14,470)	(14,858)	(29,956)	(29,734)
Interest income	6	9	16	16
	(14,464)	(14,849)	(29,940)	(29,718)
Loss before income taxes	(4,251)	(18,767)	(4,843)	(33,154)
Income tax benefit	4,941	6,747	5,482	12,135
Net income (loss)	$690	$(12,020)	$639	$(21,019)

See accompanying notes to consolidated financial statements.

BRESNAN BROADBAND HOLDINGS, LLC AND SUBSIDIARIES
(an indirect wholly-owned subsidiary of Cablevision Systems Corporation)
CONSOLIDATED STATEMENTS OF MEMBER'S CAPITAL
SIX MONTHS ENDED JUNE 30, 2013
(Dollars in thousands)
(Unaudited)

Balance as of December 31, 2012	$172,308

Non-cash capital contributions related to Cablevision equity classified share-based payment awards	654
Non-cash deemed capital distribution resulting from current income tax benefit	(7,366)
Net income	639
Balance as of June 30, 2013	$166,235

See accompanying notes to consolidated financial statements.

BRESNAN BROADBAND HOLDINGS, LLC AND SUBSIDIARIES
(an indirect wholly-owned subsidiary of Cablevision Systems Corporation)
CONSOLIDATED STATEMENTS OF CASH FLOWS
SIX MONTHS ENDED JUNE 30, 2013 AND 2012
(Dollars in thousands)
(Unaudited)

	2013	2012
Cash flows from operating activities:
Net income (loss)	$639	$(21,019)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	63,691	81,876
Amortization of deferred financing costs and discounts on indebtedness	2,200	2,160
Share-based compensation expense allocations related to Cablevision equity classified awards	654	852
Deferred income tax expense	1,884	6,561
Deemed capital distribution resulting from current income tax benefit	(7,366)	(18,696)
Provision for doubtful accounts	2,022	2,308
Changes in assets and liabilities:
Accounts receivable	(1,103)	(627)
Prepaid expenses and other assets	(1,974)	(1,052)
Accounts payable to affiliates, net	(359)	(98)
Accounts payable and other liabilities	(6,262)	(6,488)
Net cash provided by operating activities	54,026	45,777

Cash flows from investing activities:
Capital expenditures	(29,687)	(47,422)
Proceeds from sale of equipment	47	58
Additions to other amortizable intangible assets	(34)	—
Net cash used in investing activities	(29,674)	(47,364)

Cash flows from financing activities:
Repayments of credit facility debt	(38,736)	(3,825)
Net cash used in financing activities	(38,736)	(3,825)

Net decrease in cash and cash equivalents	(14,384)	(5,412)
Cash and cash equivalents at beginning of year	31,670	22,516
Cash and cash equivalents at end of period	$17,286	$17,104

See accompanying notes to consolidated financial statements.

BRESNAN BROADBAND HOLDINGS, LLC AND SUBSIDIARIES
(an indirect wholly-owned subsidiary of Cablevision Systems Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)
(Unaudited)

NOTE 1.    BUSINESS

Bresnan Broadband Holdings, LLC and its subsidiaries (the "Company"), an indirect wholly-owned subsidiary of Cablevision Systems Corporation ("Cablevision"), owns and operates cable television systems serving customers located in Colorado, Wyoming, Montana, and Utah under nonexclusive franchises awarded by local governmental authorities for specified periods of time. Accordingly, the Company operates in a single industry segment. The Company's revenues are derived principally through monthly charges to subscribers of the Company's video, high-speed data and Voice over Internet Protocol ("VoIP") and commercial video, data and voice services operations.

On July 1, 2013, Cablevision completed the sale of the Company for $1,625,000 in cash, subject to certain adjustments, including a reduction for certain funded indebtedness of the Company (the "Bresnan Sale") to Charter Communications Operating, LLC ("Charter") pursuant to the purchase agreement entered into between CSC Holdings, LLC ("CSC Holdings"), a wholly-owned subsidiary of Cablevision, and Charter in February 2013. In connection with the Bresnan Sale, the Company's outstanding principal balance of its credit facility debt, including the accrued but unpaid interest, reduced the sale proceeds. Additionally, the amount of senior notes outstanding on July 1, 2013, including the accrued but unpaid interest, reduced the sale proceeds.

NOTE 2.    BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP"). Additionally, even though the Company is not a reporting company under the Securities Exchange Act of 1934, the accompanying consolidated financial statements of the Company have been prepared in accordance with Article 10 of Regulation S-X of the Securities and Exchange Commission ("SEC") for interim financial information. Accordingly, these financial statements do not include all the information and notes required for complete annual financial statements.

The interim unaudited consolidated financial statements should be read in conjunction with the Company's audited consolidated financial statements and notes thereto as of December 31, 2012.

The consolidated financial statements as of June 30, 2013 and for the three and six months ended June 30, 2013 and 2012 presented herein are unaudited; however, in the opinion of management, such consolidated financial statements include all adjustments, consisting solely of normal recurring adjustments, necessary for a fair presentation of the results for the periods presented. All significant intercompany transactions and balances have been eliminated in consolidation.

The results of operations for the interim periods are not necessarily indicative of the results that might be expected for future interim periods or for the full year ending December 31, 2013.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Comprehensive income (loss) for the three and six months ended June 30, 2013 and 2012 equals the net income (loss) for the respective periods.

Recently Adopted Accounting Pronouncements

In February 2013, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income. ASU No. 2013-02 requires a company to report the effect of significant reclassifications out of accumulated other comprehensive income on the respective line items in net income if the amount being reclassified is required under GAAP to be reclassified in its entirety to net income. For other amounts that are not required under GAAP to be reclassified in their entirety to net income in the same reporting period, a company is required to cross-reference other disclosures required under GAAP that provide additional detail about those amounts. ASU No. 2013-02 became effective and was adopted by the Company on January 1, 2013. ASU No. 2013-02 had no impact on the financial statements of the Company as of June 30, 2013.

In July 2012, the FASB issued ASU No. 2012-02, Intangibles - Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment. Similar to ASU No. 2011-08, Intangibles - Goodwill and Other (Topic 350): Testing Goodwill for Impairment, ASU No. 2012-02 provides entities the option to use a qualitative approach to assess the impairment of an indefinite-lived intangible asset. A company will not be required to calculate the fair value of an indefinite-lived intangible asset unless it concludes, based on the qualitative assessment, that it is more likely than not that the fair value of that asset is less than its book value. Additional disclosure requirements are not necessary relating to the use of the optional qualitative assessment. The Company adopted this guidance in connection with its annual impairment test performed during the three months ended March 31, 2013.

NOTE 3.    GROSS VERSUS NET REVENUE RECOGNITION

In the normal course of business, the Company is assessed non-income related taxes by governmental authorities, including franchising authorities (generally under multi-year agreements), and collects such taxes from its customers. The Company's policy is that, in instances where the tax is being assessed directly on the Company, amounts paid to the governmental authorities and amounts received from the customers are recorded on a gross basis. That is, amounts paid to the governmental authorities are recorded as technical and operating expenses and amounts received from the customer are recorded as revenues. For the three and six months ended June 30, 2013 and 2012, the amount of franchise fees included as a component of net revenue aggregated to $2,704 and $5,388 and $2,611 and $5,194, respectively.

NOTE 4.    SUPPLEMENTAL CASH FLOW INFORMATION

The Company considers the balance of its investment in funds that substantially hold securities that mature within three months or less from the date the fund purchases these securities to be cash equivalents. The carrying amount of cash and cash equivalents either approximates fair value due to the short-term maturity of these instruments or are at fair value.

During the six months ended June 30, 2013 and 2012, the Company's non-cash investing and financing activities and other supplemental data were as follows:

	Six Months Ended June 30,
	2013	2012
Non-Cash Investing and Financing Activities:
Deemed capital distribution resulting from current income tax benefit	$7,366	$18,696
Property, plant and equipment accrued but unpaid	1,676	3,188
Write-off of deferred financing and discounts on indebtedness associated with prepayment of credit facility debt	804	—
Capital contributions related to Cablevision equity classified share-based payment awards (of which $1 was capitalized in 2012)	654	853
Additions to other amortizable intangibles accrued but unpaid	3	—
Leasehold improvements paid by landlord	—	24

Supplemental Data:
Cash interest paid	26,606	33,841

NOTE 5.    FAIR VALUE MEASUREMENT

The fair value hierarchy is based on inputs to valuation techniques that are used to measure fair value that are either observable or unobservable. Observable inputs reflect assumptions market participants would use in pricing an asset or liability based on market data obtained from independent sources while unobservable inputs reflect a reporting entity's pricing based upon their own market assumptions. The fair value hierarchy consists of the following three levels:

•	Level I - Quoted prices for identical instruments in active markets.

•
Level II - Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

•	Level III - Instruments whose significant value drivers are unobservable.

The following table presents for each of these hierarchy levels, the Company's financial assets that are measured at fair value on a recurring basis at June 30, 2013 and December 31, 2012:

	Level I	Level II	Level III	Total

Assets:
Money market funds:
June 30, 2013(a)	$—	$—	$—	$—
December 31, 2012	$22,366	$—	$—	$22,366
______________

(a)	In June 2013, the Company redeemed and deposited amounts held in this money market fund to a depository cash account.

The Company's money market fund at December 31, 2012 is classified within Level I of the fair value hierarchy because they are valued using quoted market prices.

In addition, the Company did not have any impairments related to nonfinancial assets not measured at fair value on a recurring basis.
Fair Value of Financial Instruments

The following methods and assumptions were used to estimate fair value of each class of financial instruments for which it is practicable to estimate:

Credit Facility Debt and Senior Notes

The fair values of each of the Company's debt instruments are based on quoted market prices for the same or similar issues or on the current rates offered to the Company for instruments of the same remaining maturities.

The carrying values, estimated fair values and classification under the fair value hierarchy of the Company's financial instruments at June 30, 2013 and December 31, 2012 are summarized as follows:

		June 30, 2013
	Fair Value Hierarchy	Carrying Amount	Estimated Fair Value
Debt instruments:
Credit facility debt(a)(b)(c)	Level II	$706,120	$709,898
Senior notes(c)	Level II	250,000	272,500
		$956,120	$982,398
______________

(a)	The carrying amount of the credit facility debt is net of an original issue discount of $4,844 at June 30, 2013.

(b)
During the three months ended March 31, 2013, the Company made a $35,000 voluntary prepayment on its credit facility. This prepayment resulted in the Company recording $804 in additional interest expense resulting from the write-off of a portion of the deferred financing costs and original issue discount associated with the credit facility.

(c)	The credit facility debt was repaid from the proceeds of the Bresnan Sale and the amount of the senior notes outstanding on the closing date of the Bresnan Sale reduced the sale proceeds.

		December 31, 2012
	Fair Value Hierarchy	Carrying Amount	Estimated Fair Value
Debt instruments:
Credit facility debt(a)	Level II	$744,105	$752,699
Senior notes	Level II	250,000	270,000
		$994,105	$1,022,699
______________

(a)	The carrying amount of the credit facility debt is net of an original issue discount of $5,595 at December 31, 2012.

Fair value estimates related to the Company's debt instruments presented above are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgments and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

NOTE 6.    INCOME TAXES

The Company is included in the consolidated federal and state income tax returns of Cablevision. As such, the income tax benefit is based on the taxable loss of the Company on a separate return basis reflecting the estimated applicable corporate tax rate determined on a stand-alone basis.

Income tax benefit for the three and six months ended June 30, 2013 amounted to $4,941 and $5,482, respectively. A reduction in the valuation allowance resulted in increasing income tax benefit for the three and six months ended June 30, 2013 by $3,345 and $3,680, respectively. In the second quarter of 2013, the Company determined that a valuation allowance was not required as of December 31, 2012 and 2011 and therefore reversed the valuation allowance, resulting in additional income tax benefit. Excluding the reversal of the valuation allowance, income tax benefit for the three and six months ended June 30, 2013 would have been $1,596 and $1,802, respectively.

Income tax benefit for the three and six months ended June 30, 2012 amounted to $6,747 and $12,135, respectively. An increase in the valuation allowance against deferred tax assets reduced the income tax benefit for the three and six months ended June 30, 2012 by $382 and $449, respectively.

The Company's income tax benefit is based on the current period tax loss, changes in deferred tax assets and liabilities, including changes in the valuation allowance. The Company's net deferred tax liability increased by $1,884 during the six months ended June 30, 2013, principally due to the amortization of intangible assets, partially offset by a decrease in the valuation allowance of $3,680. Deferred tax assets are subject to an ongoing assessment of realizability. Deferred taxes have been measured using the estimated applicable corporate tax rate determined on a stand-alone basis.

Since there is no tax sharing agreement in place between the Company and Cablevision, allocable current income tax benefits for tax losses generated by the Company that are either utilized currently or carried forward by Cablevision have been reflected as non-cash deemed capital distributions from the Company to Cablevision. The non-cash deemed capital distributions for the six months ended June 30, 2013 and 2012 were $7,366 and $18,696, respectively.

NOTE 7.    AFFILIATE TRANSACTIONS

The Company receives services from subsidiaries of Cablevision. As many of these transactions are conducted between subsidiaries under common control of Cablevision, amounts charged for these services have not necessarily been based upon arm's length negotiations. It is not practicable to determine whether the amounts charged for such services represent amounts that it might have incurred on a stand-alone basis.

A subsidiary of Cablevision has entered into agreements with certain third party providers of cable television programming on behalf of Cablevision and its subsidiaries, including the Company. Such agreements generally provide for payment based upon either a monthly fee per subscriber per channel or a percentage of certain subscriber revenues. The Company is charged or the Company directly pays for programming services received under these agreements. Such charges are included in technical and operating expenses in the accompanying consolidated statements of operations and were $26,403 and $52,643 and $26,155 and $50,973 for the three and six months ended June 30, 2013 and 2012, respectively.

Affiliates of Cablevision are engaged in providing cable television programming and other services to the cable television industry. For the three and six months ended June 30, 2013 and 2012, the Company was charged approximately $508 and $1,012, and $460 and $891, respectively, by these affiliates for such services. Such amounts are included in technical and operating expenses in the accompanying consolidated statements of operations.

General and administrative costs, including costs of maintaining corporate headquarters and common support functions (such as human resources, legal, finance, accounting, tax, audit, treasury, strategy planning, information technology, and insurance, etc.) have been allocated by Cablevision to the Company. Such charges are included in selling, general, and administrative expenses in the accompanying consolidated statements of operations and were $1,678 and $3,356 and $1,613 and $3,227 for the three and six months ended June 30, 2013 and 2012, respectively.

A subsidiary of Cablevision allocated costs for common support functions (such as billing and collections, customer service, sales and telemarketing, and administration, etc.) to the Company. Such charges are included in selling, general, and administrative expenses in the accompanying consolidated statements of operations and were $422 and $843 and $331 and $675 for the three and six months ended June 30, 2013 and 2012, respectively.

Cablevision charges to the Company its proportionate share of expenses or benefits related to Cablevision's employee share-based and long-term incentive plans. For the three and six months ended June 30, 2013 and 2012, the Company recorded expenses of $876 and $1,467, and $515 and $852, respectively, for its proportionate share of Cablevision's equity classified share‑based compensation awards, which includes the acceleration and cash settlement of equity classified share-based compensation awards held by the Company's employees in June 2013. In addition, for the three and six months ended June 30, 2013 and 2012, the Company recorded expenses of $371 and $580, and $135 and $268, respectively, related to Cablevision's long-term incentive plans, which includes the acceleration and cash settlement of long-term incentive plans held by the Company's employees in June 2013. Such amounts are included in selling, general and administrative expenses in the accompanying consolidated statements of operations. Share-based compensation expense for equity classified awards allocated to the Company is reflected as capital contributions from Cablevision in the consolidated financial statements. Liabilities related to Cablevision's long-term incentive plans are funded by the Company and aggregate liabilities of $0 and $440 related to these plans are included in accrued employee related costs and other liabilities in the Company's consolidated balance sheets at June 30, 2013 and December 31, 2012, respectively.

Starting in May 2011, the Company began utilizing certain components of Cablevision's switching facilities to provide VoIP services to new or migrated customers. Cablevision does not charge a fee for the use of the facilities.

NOTE 8.    COMMITMENTS AND CONTINGENCIES

Legal Matters

Montana Property Tax Matter

The Montana Department of Revenue ("MT DOR") generally assesses property taxes on cable companies at 3% and on telephone companies at 6%. Historically, the Company's cable and telephone businesses have been taxed separately by the MT DOR. In 2010, the MT DOR assessed the Company as a single telephone business and retroactively assessed it as such for 2007 through 2009. The Company filed a declaratory judgment action against the MT DOR in Montana State Court challenging its property tax classifications for 2007 through 2010. Under Montana law, a taxpayer must first pay a current assessment of disputed property tax in order to challenge such assessment. In accordance with that law, the Company has paid the disputed 2010 property tax assessment of $5,384 under protest, the disputed 2011 property tax assessment of $10,912 under protest, and the disputed 2012 property tax assessment of $9,214 under protest, which the Company expensed when the payments were made. No provision for additional tax for 2007 through 2009, which could be up to approximately $15,000, including interest, has been made. On September 26, 2011, the Court granted the Company's summary judgment motion seeking to vacate the MT DOR's retroactive tax assessments for the years 2007, 2008, and 2009. The MT DOR's assessment for 2010 was the subject of a trial, which took place the week of October 24, 2011, in Billings, Montana. On July 6, 2012, the Court entered judgment in favor of the Company, ruling that the MT DOR's 2010 assessment was invalid and contrary to law, vacating the 2010 assessment, and directing that the MT DOR refund the amounts paid by the Company under protest, plus interest and certain costs. The MT DOR filed a notice of appeal to the Montana Supreme Court on September 20, 2012. The appeal has been fully briefed, and oral argument is scheduled for September 25, 2013. Pending final judgment and its application to the 2011 and 2012 assessments, the MT DOR continues to hold the Company's property taxes paid under protest aggregating $25,510 in escrow and continues to assess the Company as a single telephone business. The Company continues to make additional protest payments until a final judgment is entered and applied to subsequent assessments. The first half of the 2013 protest assessment (of approximately $3,780) is due on November 30, 2013. In accordance with the terms of the purchase agreement with Charter, any recoveries of property taxes paid under protest by the Company prior to the Bresnan Sale will be refunded to CSC Holdings, and CSC Holdings must consent to any settlement resulting in less than a full refund of the protest payments.

Other Matters

Mortensen, et al. v. Bresnan Communications: On February 16, 2010, a purported class action was filed against Bresnan Communications, LLC ("BCL"), a wholly-owned subsidiary of the Company, in the U.S. District Court for the District of Montana. The allegations arise out of a limited online trial of a software system designed by a third party advertising network, NebuAd, for delivery of advertisements to computer users while they are navigating the Internet. The trial of the NebuAd technology involved approximately 6,000 customers and ran from April 1, 2008 to June 26, 2008. The plaintiffs allege that as a result of this trial their electronic communications were intercepted and used in violation of federal and state electronic privacy laws. BCL filed a motion to dismiss and a motion to compel arbitration. In December 2010, the Court granted in part and denied in part BCL's motion to dismiss, dismissing the federal Wiretap Act and state invasion of privacy claims, while declining to dismiss, as a matter of law, claims made under the federal Computer Fraud and Abuse Act and state trespass to chattels law. In January 2011, BCL answered these two remaining counts of the complaint. In November 2010, the Court denied BCL's motion to compel arbitration. BCL filed a motion for reconsideration which the Court denied in September 2011. In October 2011, BCL appealed this ruling to the Ninth Circuit. On July 15, 2013, the Ninth Circuit vacated the District Court's denial of BCL's motion to compel arbitration and remanded the case to the District Court with instructions to apply the law of New York in interpreting the arbitration agreement. BCL intends to vigorously defend its position in this action, and based on the Company's assessment of this contingency, no provision has been made for this matter in the accompanying consolidated financial statements.

In addition to the matters discussed above, the Company is party to various lawsuits, some involving claims for substantial damages. Although the outcome of these other matters cannot be predicted and the impact of the final resolution of these other matters on the Company's results of operations in a particular subsequent reporting period is not known, management does not believe that the resolution of these other lawsuits will have a material adverse effect on the financial position of the Company or the ability of the Company to meet its financial obligations as they become due.

NOTE 9.    SUBSEQUENT EVENTS

The Company has evaluated events subsequent to the balance sheet date through August 9, 2013, the date the Company's consolidated financial statements for the three and six months ended June 30, 2013 were available to be issued. There have not been any material events that have occurred that would require adjustment to or disclosure in the Company's consolidated financial statements.